Exhibit 99.1

Maui Land & Pineapple Company Reports Fiscal 2024 Second Quarter Results

KAPALUA, Hawai‘i / August 19, 2024 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the six month period ended June 30, 2024.

“Maui Land & Pineapple Company’s mid-year results reflect positive momentum as we activate our vast portfolio of prime assets into productive use, thus supporting improved economic stability for the company and value creation for shareholders. With our mission of meeting the critical needs of our Maui community, combined with a profound sense of urgency, our team is focused on supporting local businesses and improving the quality of life on Maui,” said CEO, Race Randle.

Second Quarter 2024 Highlights

Strategic investments to reposition our commercial centers with a focus on supporting businesses impacted by the August 2023 Maui wildfires has contributed to a 24% increase in commercial real estate occupancy over the past year. Due to this improved occupancy, recent land sales of non-strategic parcels, and operational improvements of resort amenities, the company has experienced a 7.5% growth in overall operating revenue.

Business Segment Results:

●	Real Estate
o

Land sales revenue increased by $181,000 during the six months ended June 30, 2024, as compared to $19,000 in 2023. This resulted from the first non-strategic parcel sale of an easement in West Maui. In August 2024, we contracted to sell a non-strategic parcel and associated assets in upcountry Maui. Additional non-strategic parcels are currently being marketed for sale to generate additional cashflow in support of strategic land improvements. As noted in our annual shareholder presentation, while non-strategic parcels will be monetized in the near term, proceeds from improved land sales will generally require years to realize, as necessary improvements are executed which enable their productive use.

o

Real estate-related operating costs increased $37,000 year-over-year as we began to implement strategic land improvement efforts, including planning and engineering across five projects in Upcountry and West Maui. Cash expended toward these active projects amounted to $549,000 during the six months ended June 30, 2024. These expenditures include planning, engineering, and site preparations to allow the land to be utilized for homes, businesses, farms, resort projects, and other active uses.

●	Leasing
o	The occupancy of our commercial properties increased 24% as we advanced the repositioning and actively leased our portfolio to generate steady operational cashflow in a supply-constrained market.
o

Leasing revenues increased $70,000 to $4,388,000 for the six months ended June 30, 2024, as compared to $4,318,000 for the six months ended June 30, 2023, indicating that percentage rents and associated tenant sales have recovered following the August 2023 wildfires. We anticipate continued rising revenue as occupancy continues to increase, improvements are completed, and new tenants open for business.

o

Cash expended on tenant improvements at our commercial centers amounted to $595,000 during the six months ended June 30, 2024, and additional capital improvements are expected to continue as needed to support the profitable lease-up of our town centers.

●	Resort Amenities and Other
o	Revenue from resort amenities, including the Kapalua Club, increased by $107,000 over the same period last year, due to operational improvements and acceptance of new Kapalua Club memberships.

Overall Results:

●

Operating Revenues – Operating revenues totaled $5,128,000 for the six months ended June 30, 2024, an increase of $358,000 compared to the six months ended June 30, 2023, driven by increases in real estate, leasing, and resort amenities.

●

Operating Costs and Expenses – Operating costs and expenses totaled $8,409,000 for the six months ended June 30, 2024, an increase of $925,000 compared to the same period in 2023. This was primarily driven by non-cash expenses related to share-based compensation and increased expenses related to the lease-up on vacant spaces in our commercial properties.

●

Net loss – Net loss was $3,247,000, or $0.16 per diluted common share, in the six months ended June 30, 2024, compared to net loss of $2,481,000 or $0.13 per diluted common share in the six months ended June 30, 2023. The increased year-over-year net loss of $766,000 was primarily driven by non-cash expenses related to share-based compensation amounting to $2,582,000, and severance payments of $218,000 to the former CEO, which will extend through March 31, 2025.

●

Adjusted EBITDA (Non-GAAP) – Adjusted EBITDA was ($251,000) for the six months ended June 30, 2024, after adjusting for net non-cash expenses totaling $2,996,000. Of the negative Adjusted EBITDA, ($218,000) was attributed to the former CEO severance, which will end after the first quarter of 2025.

●

Cash and Investments Convertible to Cash (Non-GAAP) – Cash and investments convertible to cash totaled $6,960,000 on June 30, 2024, a decrease of ($1,875,000) compared to December 31, 2023. The decrease reflects the strategic investment in the Company’s commercial properties and land improvements to support asset productivity.

Revitalizing MLP’s Commercial Town Centers

Maui Land & Pineapple Company has prioritized repositioning and reinvigorating its commercial centers in West Maui and Hali‘imaile during the first half of 2024. As part of these efforts, the Company has been actively pursuing new opportunities to optimize existing tenancy and execute new leases for available commercial space.

West Maui Leasing

●	Merriman’s, led by renowned chef Peter Merriman, recently renewed a long-term lease for their oceanfront location in Kapalua.
●	Maui Off-Road Adventures expanded their lease to improve visitor experience while also supporting the reforestation efforts in West Maui.
●	The Napili Farmers Market by Local Harvest will expand their operation with offerings throughout the week including healthy grab-and-go food options and a retail produce stand.
●	Maui Sunriders Bike Company, who sadly lost their Lahaina Bike Shop in the 2023 wildfires, will open a new retail and bike rental shop in Kapalua.
●	Taquereata, a locally-owned small business that lost its Lahaina location in the August 2023 wildfires, is now offering breakfast and lunch options daily in Napili.

Hali‘imaile Leasing

●

Maui Gold Pineapple Company, who leases over 700 acres of land for their pineapple farm, will open a new retail store and farm headquarters to enhance the experience for both visitors and the Maui community.

●	Makai Glass, a glass blowing gallery and studio, also expanded its commitment to Hali‘imaile Town, adding additional buildings to support its growing team of local artisans.
●	Aloha Fitness is opening a new gymnastics and martial arts studio serving the local community.

New Leaders Hired to Advance Asset Optimization & Development

Maui Land & Pineapple Company added two senior leaders to the team who are responsible for advancing efforts to maximize the productive use of the Company’s assets.

Land Improvements: Mark Matsuda, a veteran Civil Engineer on Maui, as Director of Engineering. Mark will allow MLP to accelerate concurrent land improvements across the portfolio, including planning, engineering, permitting, subdivision, and infrastructure design.

Land and Asset Management: Kainoa Casco, a local leader from Lahaina, as Vice President of Land Productivity & Asset Management. Kainoa will develop and execute strategies to increase productivity and value creation from over 20,000 acres of unimproved land, primarily in West Maui.

“A mission to place thousands of acres of prime land into active use is both an opportunity and an incredible responsibility. Mark and Kainoa bring valuable local expertise ranging from the completion of large-scale land and infrastructure improvements to the leasing and management of land for agriculture and renewable energy,” said Randle. “We’re honored to welcome these local leaders to our team as we embark on our journey to meet the critical needs of the community.”

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA and Cash and Investments Convertible to Cash, to provide information that may assist investors in understanding the Company's financial results and financial condition and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. We believe cash and investments convertible to cash are important indicators of liquidity because it includes items that are convertible into cash in the short term. These non-GAAP financial measures are not intended to represent and should not be considered more meaningful measures than, or alternatives to, measures of operating performance or liquidity as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation, and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense and pension and post-retirement expenses. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans, and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Cash and investments convertible to cash is a non-GAAP financial measure defined as cash and cash equivalents plus restricted cash and investments. Cash and cash investments convertible to cash is a key measure used by the Company to evaluate internal liquidity. The inclusion of the convertible investments to cash better describes the overall liquidity of the company as convertible investments convert to cash within forty-eight hours of authorization to liquidate the investment portfolio.

Additional Information

More information about Maui Land & Pineapple Company’s fiscal year 2023 operating results are available in the Form 10-K filed with the Securities and Exchange Commission on March 28, 2024 and posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of their portfolio including over 22,300 acres of land and 266,000 square feet of commercial real estate. The Company envisions a future where people can thrive in resilient communities with sufficient housing supply, economic stability, food and water security and deep connections between people and place. For over a century, the Company has built a legacy of authentic innovation through conservation, agriculture, community building and land management. The Company continues this legacy today with a mission to thoughtfully maximize the productive use of its assets to meet the current critical needs and those of future generations.

The Company’s assets include land for future residential and mixed-use projects within the world-renowned Kapalua Resort, home to luxury hotels, such as The Ritz-Carlton Maui and Montage Kapalua Bay, two championship golf courses, pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to statements regarding the Company’s ability to repurpose its land for productive use, increase Maui’s housing supply and improve tenanting of the village centers, and fill the vacancies in our commercial properties. These forward-looking statements are based on the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
	(in thousands except
	per share amounts)
OPERATING REVENUES
Land development and sales	$200	$19
Leasing	4,388	4,318
Resort amenities and other	540	433
Total operating revenues	5,128	4,770

OPERATING COSTS AND EXPENSES
Land development and sales	450	418
Leasing	2,114	1,833
Resort amenities and other	741	911
General and administrative	2,178	2,059
Share-based compensation	2,582	1,772
Depreciation	344	491
Total operating costs and expenses	8,409	7,484

OPERATING LOSS	(3,281)	(2,714)

Other income	193	479
Pension and other post-retirement expenses	(156)	(243)
Interest expense	(3)	(3)

NET LOSS	$(3,247)	$(2,481)

Other comprehensive income - pension, net	136	164

TOTAL COMPREHENSIVE LOSS	$(3,111)	$(2,317)

NET LOSS PER COMMON SHARE-BASIC	$(0.17)	$(0.13)

NET LOSS PER COMMON SHARE-DILUTED	$(0.16)	$(0.13)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,733	$5,700
Accounts receivable, net	1,337	1,166
Investments, current portion	2,949	2,671
Prepaid expenses and other assets	644	467
Total current assets	8,663	10,004

PROPERTY & EQUIPMENT, NET	16,319	16,059

OTHER ASSETS
Investments, net of current portion	278	464
Investment in joint venture	1,627	1,608
Deferred development costs	13,363	12,815
Other noncurrent assets	1,686	1,273
Total other assets	16,954	16,160
TOTAL ASSETS	$41,936	$42,223

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,310	$1,154
Payroll and employee benefits	431	502
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	513	217
Other current liabilities	517	465
Total current liabilities	2,913	2,480

LONG-TERM LIABILITIES
Accrued retirement benefits, net of current portion	1,506	1,550
Deferred revenue, net of current portion	1,300	1,367
Deposits	1,968	2,108
Other noncurrent liabilities	30	14
Total long-term liabilities	4,804	5,039
TOTAL LIABILITIES	7,717	7,519

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,650,489 and 19,615,350 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	85,369	84,680
Additional paid-in-capital	12,475	10,538
Accumulated deficit	(56,864)	(53,617)
Accumulated other comprehensive loss	(6,761)	(6,897)
Total stockholders' equity	34,219	34,704
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$41,936	$42,223

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(NON-GAAP) UNAUDITED

	Six Months Ended June 30,
	2024	2023
	(in thousands except per share amounts)

NET LOSS	$(3,247)	$(2,481)
Add: Non-cash income and expenses
Interest expense	3	3
Depreciation	344	491
Amortization of licensing fee revenue	(67)	(67)
Share-based compensation
Vesting of Incentive Stock for former CEO and VP upon separation		730
Vesting of Stock Options granted to Board Chair and Directors	1,541	473
Vesting of Stock Compensation granted to Board Chair and Directors	281
Vesting of Stock Options granted to CEO	396
Vesting of employee Incentive Stock	365	569
Pension and other post-retirement expenses	133	243

ADJUSTED EBITDA (LOSS)	$(251)	$(39)

	June 30, 2024	December 31, 2023
	(unaudited)	(audited)
	(in thousands)

CASH AND INVESTMENTS

Cash and cash equivalents	$3,733	$5,700
Investments, current portion	2,949	2,671
Investments, net of current potion	278	464

TOTAL CASH AND INVESTMENTS CONVERTIBLE TO CASH	$6,960	$8,835